Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Eastern Insurance Holdings, Inc. of our report dated March 24, 2006, relating to the consolidated financial statements of Eastern Insurance Holdings, Inc. (formerly Educators Mutual Life Insurance Company), which appears in this Annual Report on Form 10-K of Eastern Insurance Holdings, Inc. for the year ended December 31, 2006.

/s/ BEARD MILLER COMPANY LLP

Beard Miller Company LLP

Harrisburg, Pennsylvania

March 30, 2007